Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Strong Fourth Quarter and Full Year 2009 Results

•	Highest reported fourth quarter and full year revenue and net income figures in company history

•	Fourth quarter EPS of $0.64 and adjusted EPS of $0.75

•	Full year EPS of $2.11 and adjusted EPS of $2.62

ENGLEWOOD, Colo. (January 7, 2010) – IHS Inc. (NYSE: IHS), a leading global source of critical information and insight, today reported strong results for the fourth quarter and full year ended November 30, 2009. Revenue for the fourth quarter of 2009 totaled $257 million, an 11 percent increase over fourth quarter 2008 revenue of $231 million. Net income for the fourth quarter of 2009 was $41.2 million, or $0.64 per diluted share, compared to fourth quarter 2008 net income of $33.3 million, or $0.53 per diluted share. Revenue for fiscal year 2009 totaled $967 million, up 15 percent over the prior year total of $844 million. Net income for the full year 2009 was $135 million, or $2.11 per diluted share, compared to full year 2008 net income of $99.0 million, or $1.57 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $78.1 million for the fourth quarter of 2009, up 22 percent from $64.0 million in the fourth quarter of 2008. Adjusted earnings per diluted share were $0.75 for the fourth quarter of 2009, an increase of 29 percent over the prior-year period. Adjusted EBITDA for fiscal year 2009 totaled $279 million, up 24 percent from $225 million in 2008. Adjusted earnings per diluted share were $2.62 for fiscal 2009, an increase of 28 percent over the prior-year period. Adjusted EBITDA and adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“A strong fourth quarter put an exclamation point on a remarkable 2009 for IHS,” said Jerre Stead, IHS chairman and chief executive officer. “Despite the challenging economy, we stay focused on providing our customers with the critical information and insight they need and were able to drive profitable growth as a result.”

Fourth Quarter 2009 Details

Revenue for the fourth quarter of 2009 totaled $257 million, an 11 percent increase over fourth-quarter 2009 revenue of $231 million. Organic revenue growth in the fourth quarter of 2009 was two percent overall and five percent for the subscription-based portion of the business, which represented 76 percent of total revenue. Acquisitions contributed nine percent of the increase, while foreign currency movements had a negligible impact on revenue during the fourth quarter of 2009. The company continued to grow its business overall in all three regions. The Americas (North and South America) segment increased its revenue during the fourth quarter by $13.4 million, or nine percent, to $158 million. The EMEA (Europe, Middle East and Africa) segment grew its fourth quarter revenue by $10.4 million, or 15 percent, to $78.8 million. The APAC (Asia Pacific) segment’s revenue was up $2.8 million, or 16 percent, to $20.4 million.

Adjusted EBITDA for the fourth quarter of 2009 was $78.1 million, up $14.0 million, or 22 percent, over the prior-year period. Operating income increased $8.1 million, or 18 percent, to $53.8 million. Americas’ operating income increased $5.9 million, or 13 percent, to $51.5 million. EMEA’s operating income was up $4.0 million, or 26 percent, to $19.6 million. APAC’s operating income grew $0.7 million, or 11 percent, to $6.9 million.

Full Year 2009

Revenue for fiscal year 2009 increased $123 million, or 15 percent, to $967 million. Organic revenue growth was three percent overall and nine percent for the subscription-based portion of the business. Acquisitions added 16 percent and foreign exchange movements reduced revenue by four percent during 2009. The Americas segment grew its revenue during fiscal 2009 by $81.7 million, or 16 percent, to $603 million. The EMEA segment increased its 2009 revenue by $24.4 million, or nine percent, to $288 million. The APAC segment increased its revenue by $17.2 million, or 29 percent, to $77 million, during 2009.

Adjusted EBITDA for fiscal 2009 increased $54 million, or 24 percent, to $279 million. Operating income increased $46.3 million, or 35 percent, year-over-year to $180 million. This increase was due in part to the inclusion of a $12.1 million restructuring charge in the prior year. Americas’ operating income was $192 million, up $31.0 million, or 19 percent, over the prior-year period (up 15 percent before the restructuring charge). EMEA grew its 2009 operating income to $60.5 million, up $16.2 million, or 37 percent, over 2008 (up 21 percent before the restructuring charge). APAC’s operating income was $24.7 million, an increase of $6.6 million, or 36 percent, over last year.

Net income for fiscal year 2009 increased $36.0 million, or 36 percent, to $135 million, or $2.11 per diluted share.

Cash Flows

IHS generated $235 million of cash flow from operations during the year ended November 30, 2009, as compared to last year’s $189 million.

Balance Sheet

IHS ended fiscal year 2009 with $124 million of cash and cash equivalents, and $93 million of debt.

“It was good to see our overall organic growth rate stabilize while our profit growth and cash flow generation remained strong,” stated Michael J. Sullivan, IHS executive vice president and chief financial officer.

Share Repurchase Program

During the fourth quarter of 2009, IHS withheld 18,810 shares valued at approximately $1 million to fund employee statutory withholding tax requirements stemming from employee equity awards. As shares vest and tax withholdings come due, IHS withholds enough shares in treasury to cover the tax liability and make a payment to the tax authority out of corporate cash. Full year 2009 funding was $10.5 million on 229,060 shares.

Outlook (forward-looking statement)

For the year ending November 30, 2010, we expect:

•	All-in revenue in a range of $1.04 billion to $1.08 billion (8%—12% all-in growth from 2009 revenue of $967 million); and

•	All-in adjusted EBITDA in a range of $312 million to $324 million (12%—16% all-in growth from 2009 adjusted EBITDA of $279 million).

At the midpoint of our adjusted EBITDA guidance, we estimate $2.87 of adjusted earnings per share, based on a weighted average diluted share count of approximately 65 million.

For the year ending November 30, 2010, we also expect:

•	Stock-based compensation expense to be approximately $65 million; and

•	Net pension expense to be in the range of $3-5 million.

This above outlook includes assumes constant currencies and no further acquisitions, restructurings or unanticipated events. See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss fourth quarter and full year 2009 results on January 7, 2010, at 3:00 p.m. MDT (5:00 p.m. EDT). The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA includes our share of adjusted EBITDA from an unconsolidated joint venture in 2008 and excludes non-cash items, gains and losses on sales of assets and investments and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:

This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and generally beyond the control of IHS—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)

IHS (NYSE: IHS) is a leading global source of critical information and insight, dedicated to providing the most complete and trusted information and expertise. IHS product and service solutions span four areas of information that encompass the most important concerns facing global business today: Energy, Product Lifecycle, Security and Environment, all supported by Macroeconomics. By focusing on customers first, IHS enables innovative and successful decision-making for customers ranging from governments and multinational companies to smaller companies and technical professionals in more than 180 countries. IHS has been in business since 1959 and employs about 4,100 people in 28 countries.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2010 IHS Inc. All rights reserved.

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IHS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	November 30,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$124,201	$31,040
Accounts receivable, net	203,500	207,815
Deferred subscription costs	40,279	35,948
Deferred income taxes	30,970	28,801
Other	14,284	14,213

Total current assets	413,234	317,817

Non-current assets:
Property and equipment, net	74,798	59,578
Equity investments in joint venture	—	56,139
Intangible assets, net	309,795	285,902
Goodwill, net	875,742	705,077
Prepaid pension asset	—	8,768
Other	2,019	2,899

Total non-current assets	1,262,354	1,118,363

Total assets	$1,675,588	$1,436,180

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$92,577	$96,020
Accounts payable	26,470	35,084
Accrued compensation	44,196	39,083
Accrued royalties	25,666	24,769
Other accrued expenses	39,385	58,831
Income tax payable	1,720	3,994
Deferred subscription revenue	319,163	288,145

Total current liabilities	549,177	545,926

Long-term debt	141	—
Accrued pension liability	19,194	6,778
Accrued post-retirement benefits	9,914	8,852
Deferred income taxes	68,334	65,749
Other liabilities	15,150	7,820
Commitments and contingencies

Stockholders’ equity:
Class A common stock, $0.01 par value per share, 80,000,000 shares authorized, 64,801,035 and 64,090,207 shares issued and 63,283,947 and 62,802,179 shares outstanding at November 30, 2009 and 2008, respectively	648	641
Additional paid-in capital	472,791	408,007
Treasury stock, at cost; 1,517,088 and 1,288,028 shares at November 30, 2009 and 2008, respectively	(75,112)	(64,632)
Retained earnings	719,182	584,219
Accumulated other comprehensive loss	(103,831)	(127,180)

Total stockholders’ equity	1,013,678	801,055

Total liabilities and stockholders’ equity	$1,675,588	$1,436,180

IHS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per-share amounts)

	Three Months Ended November 30,		Year Ended November 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenue:
Products	$221,596	$197,994	$840,129	$722,311
Services	35,532	32,632	127,171	121,719

Total revenue	257,128	230,626	967,300	844,030

Operating expenses:
Cost of revenue:
Products	88,249	78,427	340,020	294,929
Services	19,188	20,623	69,996	77,802

Total cost of revenue (includes stock-based compensation expense of $654; $283; $2,564 and $1,361 for the three months and years ended November 30, 2009 and 2008, respectively)	107,437	99,050	410,016	372,731
Selling, general and administrative (includes stock-based compensation expense of $12,196; $6,259; $54,548 and $38,611 for the three months and years ended November 30, 2009 and 2008, respectively)	84,095	77,678	332,518	295,523
Depreciation and amortization	13,115	11,229	49,146	39,410
Restructuring charge (credit)	(319)	(390)	(735)	12,089
Gain on sales of assets, net	(365)	(209)	(365)	(328)
Net periodic pension and post-retirement benefits	(627)	(443)	(2,684)	(3,704)
Other income, net	(3)	(1,960)	(412)	(5,202)

Total operating expenses	203,333	184,955	787,484	710,519

Operating income	53,795	45,671	179,816	133,511
Interest income	306	494	1,088	3,162
Interest expense	(540)	(1,140)	(2,217)	(2,482)

Non-operating (loss) income, net	(234)	(646)	(1,129)	680

Income from continuing operations before income taxes, income from equity investments and minority interests	53,561	45,025	178,687	134,191
Provision for income taxes	(12,362)	(12,903)	(41,580)	(38,512)

Income from continuing operations before income from equity investments and minority interests	41,199	32,122	137,107	95,679
Income from equity investments	—	1,114	—	3,327
Minority interests	—	44	(2,144)	(13)

Net income	$41,199	$33,280	$134,963	$98,993

Net income per share:
Basic (Class A common stock for 2009; Class A and Class B common stock for 2008*)	$0.65	$0.54	$2.14	$1.60

Diluted (Class A common stock for 2009; Class A and Class B common stock for 2008*)	$0.64	$0.53	$2.11	$1.57

Weighted average shares:
Basic (Class A common stock for 2009; Class A and Class B common stock for 2008*)	63,227	62,168	63,055	62,063

Diluted (Class A common stock for 2009; Class A and Class B common stock for 2008*)	64,252	62,998	63,940	62,957

*Note that in September 2008, the holder of the Class B common stock elected to convert these shares one-for-one to Class A common stock, after which no shares of Class B common stock were outstanding.

IHS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended November 30,
	2009	2008
	(Unaudited)
Operating activities
Net income	$134,963	$98,993
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	49,146	39,410
Stock-based compensation expense	57,112	39,972
Gain on sales of assets, net	(365)	(328)
Impairment of assets	—	323
Excess tax benefit from stock-based compensation	(13,072)	(3,952)
Distributions from equity-method investment	—	3,924
Non-cash net periodic pension and post-retirement benefits	(4,006)	(5,551)
Undistributed earnings of equity-method investments, net	—	(3,327)
Minority interests	497	(202)
Deferred income taxes	18,272	4,833
Change in assets and liabilities:
Accounts receivable, net	19,476	(23,944)
Other current assets	205	(1,314)
Accounts payable	(13,280)	(4,789)
Accrued expenses	(13,334)	8,398
Income taxes	(2,606)	325
Deferred subscription revenue	712	36,580
Other liabilities	974	(102)

Net cash provided by operating activities	234,694	189,249
Investing activities
Capital expenditures on property and equipment	(27,739)	(13,885)
Acquisitions of businesses, net of cash acquired	(125,379)	(272,844)
Intangible assets acquired	(5,300)	(4,000)
Change in other assets	1,501	(3,979)
Settlements of forward contracts	830	(881)
Sales and maturities of investments	—	10,500
Proceeds from sales of assets and investment in affiliate	2,049	140

Net cash used in investing activities	(154,038)	(284,949)
Financing activities
Proceeds from borrowings	179,000	160,000
Repayment of borrowings	(183,297)	(83,099)
Excess tax benefit from stock-based compensation	13,072	3,952
Proceeds from the exercise of employee stock options	2,112	—
Repurchases of common stock	(10,480)	(84,362)

Net cash provided by (used in) financing activities	407	(3,509)

Foreign exchange impact on cash balance	12,098	(18,235)

Net increase (decrease) in cash and cash equivalents	93,161	(117,444)
Cash and cash equivalents at the beginning of the period	31,040	148,484

Cash and cash equivalents at the end of the period	$124,201	$31,040

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended November 30,		Year Ended November 30,
	2009	2008	2009	2008
	(Unaudited)
Net income	$41,199	$33,280	$134,963	$98,993
Interest income	(306)	(494)	(1,088)	(3,162)
Interest expense	540	1,140	2,217	2,482
Provision for income taxes	12,362	12,903	41,580	38,512
Depreciation and amortization	13,115	11,229	49,146	39,410

EBITDA	66,910	58,058	226,818	176,235
Stock-based compensation expense	12,850	6,542	57,112	39,972
Restructuring charge (credit)	(319)	(390)	(735)	12,089
Gain on sales of assets, net	(365)	(209)	(365)	(328)
Non-cash net periodic pension and post-retirement benefits	(1,002)	(866)	(4,006)	(5,551)
Income from equity investment (a)	—	(1,114)	—	(3,327)
50% of Lloyd’s Register-Fairplay’s adjusted EBITDA (a)	—	2,012	—	6,201

Adjusted EBITDA	$78,074	$64,033	$278,824	$225,291

(a) Note: We acquired a 50% interest in Lloyd’s Register-Fairplay on March 3, 2008. From that point on for the remainder of 2008, Lloyd’s Register-Fairplay was accounted for using the equity method of accounting. We acquired a controlling interest in Lloyd’s Register-Fairplay during the first quarter of 2009. Consequently, beginning in the first quarter of 2009, we consolidated Lloyd’s Register-Fairplay; therefore, adjustments are not needed in 2009 because Lloyd’s Register-Fairplay’s results are already included in the consolidated 2009 results. We acquired the remaining interest of Lloyd’s Register-Fairplay that we did not previously own in the third quarter of 2009.

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Three Months Ended November 30,
	2009	2008
	(Unaudited)
Americas	$157,973	$144,597
EMEA	78,799	68,435
APAC	20,356	17,594
Shared Services	—	—

Revenue	$257,128	$230,626

Americas	$51,531	$45,593
EMEA	19,597	15,553
APAC	6,879	6,171
Shared Services	(24,212)	(21,646)

Operating income	$53,795	$45,671

	Three Months Ended November 30, 2009
	Americas	EMEA	APAC	Shared Services	Total
	(Unaudited)
Operating income	$51,531	$19,597	$6,879	$(24,212)	$53,795
Adjustments:
Stock-based compensation expense	—	—	—	12,850	12,850
Depreciation and amortization	8,589	3,971	37	518	13,115
Restructuring charge (credit)	(70)	(25)	—	(224)	(319)
Gain on sales of assets, net	(147)	(218)	—	—	(365)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(1,002)	(1,002)

Adjusted EBITDA	$59,903	$23,325	$6,916	$(12,070)	$78,074

	Three Months Ended November 30, 2008
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)
Operating income	$45,593	$15,553	$6,171	$(21,646)	$45,671
Adjustments:
Stock-based compensation expense	—	—	—	6,542	6,542
Depreciation and amortization	7,407	2,989	31	802	11,229
Restructuring charge (credit)	(15)	(378)	—	3	(390)
Gain on sales of assets, net	—	(209)	—	—	(209)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(866)	(866)
Minority interest	—	44	—	—	44
50% of Lloyd’s-Register Fairplay’s adjusted EBITDA	—	2,012	—	—	2,012

Adjusted EBITDA	$52,985	$20,011	$6,202	$(15,165)	$64,033

IHS INC.

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO

MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(In thousands)

	Year Ended November 30,
	2009	2008
	(Unaudited)
Americas	$602,641	$520,925
EMEA	287,855	263,457
APAC	76,804	59,648
Shared Services	—	—

Revenue	$967,300	$844,030

Americas	$191,754	$160,757
EMEA	60,506	44,258
APAC	24,650	18,098
Shared Services	(97,094)	(89,602)

Operating income	$179,816	$133,511

	Year Ended November 30, 2009
	Americas	EMEA	APAC	Shared Services	Total
	(Unaudited)
Operating income	$191,754	$60,506	$24,650	$(97,094)	$179,816
Adjustments:
Stock-based compensation expense	—	—	—	57,112	57,112
Depreciation and amortization	31,750	14,927	115	2,354	49,146
Restructuring credit	(127)	(136)	—	(472)	(735)
Gain on sales of assets, net	(147)	(218)	—	—	(365)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(4,006)	(4,006)
Minority interest	—	(2,144)	—	—	(2,144)

Adjusted EBITDA	$223,230	$72,935	$24,765	$(42,106)	$278,824

	Year Ended November 30, 2008
	Americas	EMEA	APAC	Corporate	Total
	(Unaudited)
Operating income	$160,757	$44,258	$18,098	$(89,602)	$133,511
Adjustments:
Stock-based compensation expense	—	—	—	39,972	39,972
Depreciation and amortization	23,187	12,997	132	3,094	39,410
Restructuring charge	5,732	5,945	24	388	12,089
Gain on sales of assets, net	—	(328)	—	—	(328)
Non-cash net periodic pension and post-retirement benefits	—	—	—	(5,551)	(5,551)
Minority interest	—	(13)	—	—	(13)
50% of Lloyd’s-Register Fairplay’s adjusted EBITDA	—	6,201	—	—	6,201

Adjusted EBITDA	$189,676	$69,060	$18,254	$(51,699)	$225,291

IHS INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per-share amounts)

	Three Months Ended November 30,		Year Ended November 30,
	2009	2008	2009	2008
	(Unaudited)
Net cash provided by operating activities	$61,995	$51,149	$234,694	$189,249
Capital expenditures on property and equipment	(9,867)	(5,730)	(27,739)	(13,885)

Free cash flow	$52,128	$45,419	$206,955	$175,364

	Three Months Ended November 30,
	2009		2008
	Pre-tax	After tax	Pre-tax	After tax
	(Unaudited)
Stock-based compensation expense	$12,850	$8,094	$6,542	$4,121
Restructuring credit	$(319)	$(202)	$(390)	$(413)
Gain on sale of assets, net	$(365)	$(309)	$(209)	$(164)
Non-cash net periodic pension and post-retirement benefits	$(1,002)	$(622)	$(866)	$(536)

	Year Ended November 30,
	2009		2008
	Pre-tax	After tax	Pre-tax	After tax
	(Unaudited)
Stock-based compensation expense	$57,112	$35,981	$39,972	$25,182
Restructuring charge / (credit)	$(735)	$(478)	$12,089	$8,285
Gain on sale of assets, net	$(365)	$(309)	$(328)	$(238)
Non-cash net periodic pension and post-retirement benefits	$(4,006)	$(2,483)	$(5,551)	$(3,441)

	Three Months Ended November 30,		Year Ended November 30,
	2009	2008	2009	2008
	(Unaudited)
Earnings per diluted share	$0.64	$0.53	$2.11	$1.57
Stock-based compensation expense	0.13	0.07	0.56	0.40
Restructuring charge/(credit)	—	(0.01)	(0.01)	0.13
Gain on sale of assets, net	—	—	—	—
Non-cash net periodic pension and post-retirement benefits	(0.01)	(0.01)	(0.04)	(0.05)

Adjusted earnings per diluted share	$0.75	$0.58	$2.62	$2.05

Note: amounts may not sum due to rounding.